As filed with the Securities and Exchange Commission on August 10, 2022
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Marriott Vacations Worldwide Corporation
(Exact name of registrant as specified in its charter)

Delaware	42-259-8330
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
9002 San Marco Court
Orlando, FL 32819
(Address of Principal Executive Offices, Zip Code)
Marriott Vacations Worldwide Corporation Deferred Compensation Plan
(Full title of the plan)
James H Hunter, IV
Executive Vice President and General Counsel
Marriott Vacations Worldwide Corporation
9002 San Marco Court
Orlando, FL 32819
(407) 206-6000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copy to:
Sean Feller
Gibson, Dunn & Crutcher LLP
2029 Century Park East, Suite 4000
Los Angeles, CA 90067-3026
(310) 552-8500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐

EXPLANATORY NOTE
This Registration Statement on Form S-8 is being filed by Marriott Vacations Worldwide Corporation (the “Company” or the “Registrant”) pursuant to General Instruction E to Form S-8, under the Securities Act of 1933, as amended, relating to an additional $150,000,000 of unsecured obligations of the Company to pay deferred compensation in the future (the “Obligations”) in accordance with the terms of the Marriott Vacations Worldwide Corporation Deferred Compensation Plan (the “Plan”), which are in addition to the $20,000,000 of Obligations registered on the Company’s Form S-8 filed with the U.S. Securities and Exchange Commission (the “Commission”) on October 16, 2013 (File No. 333-191765) and the $80,000,000 of Obligations registered on the Company’s Form S-8 filed with the Commission on April 29, 2016 (File No. 333-211037) (collectively, the “Prior Registration Statements”).
This Registration Statement relates to securities of the same class as those registered under the Prior Registration Statements and is being filed in accordance with General Instruction E to Form S-8 regarding the registration of additional securities under the Plan. Pursuant to such instruction, the contents of the Prior Registration Statements are hereby incorporated by reference in and made part of this Registration Statement, except to the extent supplemented, superseded or modified by the specific information set forth below and/or the specific exhibits attached hereto. Also pursuant to General Instruction E to Form S-8, the filing fee is being paid only with respect to the $150,000,000 of Obligations not previously registered.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits.

Exhibit No.	Exhibit Description
4.1	Restated Certificate of Incorporation of Marriott Vacations Worldwide Corporation (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed on November 22, 2011).
4.2	Restated Bylaws of Marriott Vacations Worldwide Corporation (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on November 22, 2011).
5.1*	Opinion of Gibson, Dunn & Crutcher LLP
23.1*	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).
23.2*	Consent of Ernst & Young LLP.
24.1*	Power of Attorney (included on the signature page of this Registration Statement).
99.1	Marriott Vacations Worldwide Corporation Deferred Compensation Plan (incorporated by reference to Exhibit 10.4 of the Registrant’s Quarterly Report on Form 10-Q filed on August 9, 2022).
107.1*	Filing Fee Table.

*Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on this 10th day of August, 2022.

Marriott Vacations Worldwide Corporation
By:	/s/ James H Hunter, IV
Name:	James H Hunter, IV
Title:	Executive Vice President, General Counsel and Secretary
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James H Hunter, IV the individual’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

/s/ Stephen P. Weisz	Chief Executive Officer and Director (Principal Executive Officer)	August 10, 2022
Stephen P. Weisz

/s/ Anthony E. Terry	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	August 10, 2022
Anthony E. Terry

/s/ Kathleen A. Pighini	Senior Vice President, Corporate Controller and Chief Accounting Officer (Principal Accounting Officer)	August 10, 2022
Kathleen A. Pighini

/s/ William J. Shaw	Director, Chairman	August 10, 2022
William J. Shaw

/s/ C.E. Andrews	Director	August 10, 2022
C.E. Andrews

/s/ Lizanne Galbreath	Director	August 10, 2022
Lizanne Galbreath

/s/ Raymond L. Gellein, Jr	Director	August 10, 2022
Raymond L. Gellein, Jr

/s/ Melquiades R. Martinez	Director	August 10, 2022
Melquiades R. Martinez

Signature	Title	Date

/s/ William W. McCarten	Director	August 10, 2022
William W. McCarten

/s/ Dianna F. Morgan	Director	August 10, 2022
Dianna F. Morgan

/s/ Stephen R. Quazzo	Director	August 10, 2022
Stephen R. Quazzo

/s/ Jonice G. Tucker	Director	August 10, 2022
Jonice G. Tucker